EXHIBIT 5.1



VEDDER PRICE                           VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                       222 NORTH LASALLE STREET
                                       CHICAGO, ILLINOIS 60601-1003
                                       312-609-7500
                                       FACSIMILE: 312-609-5005


                                       A PARTNERSHIP INCLUDING VEDDER, PRICE,
                                       KAUFMAN & KAMMHOLZ, P.C.
                                       WITH OFFICES IN CHICAGO AND NEW YORK CITY


                                       July 7, 2000



MAF Bancorp, Inc.
55th Street & Holmes Avenue
Clarendon Hills, Illinois  60514

Gentlemen:

     Reference is hereby made to the Registration Statement on Form S-8 (the "Registration Statement") being filed by MAF Bancorp, Inc., a Delaware corporation (the "Company"), relating to the registration of 300,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), reserved for issuance pursuant to the exercise of options granted under the MAF Bancorp, Inc. 2000 Stock Option Plan (the "Plan"). We have acted as counsel for the Company in connection with the Registration Statement.

     In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, the MAF Bancorp, Inc. 2000 Stock Option Plan, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

     Based upon the foregoing, it is our opinion that such shares of Common Stock, when issued upon payment of the exercise price of options granted in accordance with the terms of such Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion in connection with said Registration Statement and to the references to our firm therein.

                                       Very truly yours,

                                       /s/ VEDDER PRICE, KAUFMAN & KAMMHOLZ

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